UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2014

HOMEFED CORPORATION.
(Exact name of registrant as specified in its charter)

Delaware	001-10153	33-0304982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1903 Wright Place, Suite 220
Carlsbad, CA 92008
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 918-8200

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 28, 2014, HomeFed Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Leucadia National Corporation and certain of its subsidiaries (collectively referred to as “Leucadia”) pursuant to which the Company agreed to purchase (collectively, the “Acquisition”) (a) all of the equity interests of certain wholly-owned subsidiaries of Leucadia (the “Acquired Subsidiaries”), (b) certain of the equity interests of entities partially owned by Leucadia (the “Investment Subsidiaries”) and (c) cash of approximately $18.4 million, subject to certain adjustments set forth in the Purchase Agreement (collectively the “Purchased Assets”).  The Company, as consideration for the Purchased Assets, agreed to issue to Leucadia 7,500,000 unregistered shares of common stock of the Company (the “Acquisition Shares”) upon the terms and subject to the conditions specified in the Purchase Agreement.  The Acquisition Shares will be subject to certain demand and piggy-back registration rights pursuant to that certain Registration Rights Agreement, dated October 21, 2002, by and between the Company and Leucadia, previously filed as Exhibit 10.2 to the Current Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 22, 2002.  The closing of the Acquisition, which is expected to occur in March of 2014, remains subject to customary closing conditions.

The terms and conditions of the Acquisition, including the Purchase Agreement, were negotiated and approved by a special independent committee of the Company’s board of directors (the “Independent Committee”) and ratified by the Company’s board of directors, the membership of which includes Joseph S. Steinberg, the Chairman of the board of directors of Leucadia, and Ian M. Cumming, a former member of the board of directors of Leucadia.  Prior to February 28, 2014, Messrs. Steinberg and Cumming, together with Leucadia, constituted a group as disclosed on Schedule 13D/A filed with the SEC on May 20, 2005, which group held, as of February 26, 2014, approximately 48.5% of the Company’s common stock outstanding prior to the completion of the Acquisition.  Mr. Steinberg abstained from the ratifying vote of the Company’s board of directors.  As part of its review and analysis of the Acquisition, the Independent Committee received a fairness opinion from Duff & Phelps LLC, as its financial advisor.

The Acquired Subsidiaries hold, among other things, (a) certain residential and commercial real property assets located in Maine, South Carolina, Florida and California and (b) bonds issued by the City of Myrtle Beach.  The Investment Subsidiaries hold certain real property assets related to the Renaissance Plaza Hotel and adjoining Office/Retail and Garage developments located in Brooklyn, New York.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and Leucadia.  The Purchase Agreement also contains customary indemnification provisions whereby each of the Company and Leucadia have agreed to indemnify, subject to certain caps and thresholds, the other party for any losses arising out of any inaccuracy in, or breaches of, the representations, warranties and covenants of such party in the Purchase Agreement and certain other matters.

As of February 26, 2014, Leucadia owned approximately 31.4% of the outstanding shares of common stock of the Company.  Upon the completion of the Acquisition, Leucadia will own approximately 65% of the outstanding shares of common stock of the Company.  However, the Purchase Agreement provides that, at the closing of the Acquisition, the Company and Leucadia will enter into a stockholders agreement (the “Stockholders Agreement”) pursuant to which Leucadia will agree, among other things, (a) to waive its voting rights with respect to the shares of common stock of the Company owned by Leucadia to the extent that such shares exceed nine-elevenths (or approximately 81.81%) of the outstanding voting securities of the Company held by persons other than Leucadia, (b) to cause the shares of common stock of the Company owned by Leucadia to be voted against any proposal or action that would result in the board of directors of the Company having fewer than two independent directors at all times, (c) not to acquire or seek to acquire additional shares of common stock of the Company, commence any tender or exchange offer, merger, business combination, recapitalization, restructuring, liquidation or dissolution or other extraordinary transaction involving the Company or solicit proxies unless the action is approved in advance by the board of directors of the Company upon the recommendation of a special committee of independent directors and, if the proposed transaction is subject to Rule 13e-3 under the Securities Exchange Act of 1934, such transaction is conditioned upon receipt of the affirmative vote of a majority of the outstanding voting securities of the Company held by disinterested stockholders, (d) to receive the same form and no greater amount of consideration per share for its shares of common stock of the Company as is received by the other stockholders of the Company in respect of their shares of common stock of the Company in connection with a change of control of the Company and (e) subject to certain limited exceptions, not to execute any transfer(s) of its shares of common stock of the Company to any third parties if as a result of such transfer(s) Leucadia will hold less than 45% of the outstanding voting securities of the Company.

The foregoing descriptions of the Purchase Agreement and the Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Stockholders Agreement, copies of which are filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference in their entirety.  The Purchase Agreement and the Stockholders Agreement have been attached to provide investors with information regarding their terms.  Such disclosure is not intended to provide any other factual information about the Company or Leucadia.  In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations.  The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Leucadia.

Item 8.01       Other Events.

On February 28, 2014, HomeFed Corporation (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing entry into the Purchase Agreement.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty.  Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, the risk that the Acquisition will not be completed; the risk that the business associated with the Acquired Subsidiaries and the Investment Subsidiaries (the “Purchased Business”) will deteriorate before the Acquisition is closed; the risk that the Company will be required to invest substantially more in the Purchased Business, or in integrating the Acquired Subsidiaries and Investment Subsidiaries with the Company’s existing operations, than presently anticipated; risks associated with integrating the Purchased Business which is larger and more geographically dispersed and complex than the Company’s existing business; risks that the Company’s systems, infrastructure and personnel may not be adequate to effect a rapid and orderly integration of the Purchased Business; the risk that anticipated benefits of the Acquisition will not be realized; and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2013 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description

2.1	Purchase Agreement, dated February 28, 2014, by and among HomeFed Corporation, Leucadia National Corporation and certain subsidiaries of Leucadia National Corporation.

10.1	Form of Stockholders Agreement to be entered into by and between HomeFed Corporation and Leucadia National Corporation.

99.1	Press Release Announcing Entry Into Purchase Agreement, dated February 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOMEFED CORPORATION

Date:	February 28, 2014	/s/ Erin N. Ruhe
		Name:	Erin N. Ruhe
		Title:	Vice President

EXHIBIT INDEX

Number                      Description

2.1	Purchase Agreement, dated February 28, 2014, by and among HomeFed Corporation, Leucadia National Corporation and certain subsidiaries of Leucadia National Corporation.

10.1	Form of Stockholders Agreement to be entered into by and between HomeFed Corporation and Leucadia National Corporation

99.1	Press Release Announcing Entry Into Purchase Agreement, dated February 28, 2014.

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